CODE OF ETHICS OF THE BJURMAN FUNDS; RULE 17 J-1 POLICY GENERAL
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This Code of Ethics of The  Bjurman  Funds (the  "Trust") is adopted on March 5,
1997, pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"), and shall apply to each series of shares of the Trust. Each reference to "Trust" in the Code of Ethics shall be deemed to apply to each of the existing and all future series of the Trust.

Rule 17j-1(a) under the Act makes it unlawful for any employee, officer or director of a registered investment company or its investment advisor or principal underwriter, and certain other affiliated persons of such entities, in connection with the purchase or sale, directly, or indirectly, by such person of a security "held or to be acquired" by such investment company, to (i) employ any device, scheme or artifice to defraud the investment company, (ii) make to the investment company any untrue statement of a material fact or omit to state to the investment company a material fact necessary in order to make the statements made, not misleading, (iii) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the investment company, or (iv) engage in manipulative practice with respect to the investment company.

The underlying general principles of this Code of Ethics are that "access persons," in conducting their personal "securities" transactions, (i) owe a fiduciary duty to shareholders of an affiliate investment company and at all times have a duty to place the interests of such shareholders ahead of their personal interests, (ii) are obligated to conduct all personal "securities" transactions in accordance with this Code of Ethics and in a manner so as to avoid any actual or potential conflict of interest or abuse of such person's position of trust and responsibility, and any appearance of such conflict of interest or abuse of position, and (iii) should not take inappropriate advantage of their positions.

1.   Definitions.
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(1)  "Access  Person"  means  each  officer  and  trustee  of the  Trust and its investment adviser and any employee of these organizations, who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase sale of a security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Trust or its investment advisor who obtains information with respect to the Trust with regard to the purchase or sale of a security. For purposes hereof, "control" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

(2) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act except (i) it does not include securities issued by the Government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, certificates of deposit, commercial paper (and such other money market instruments as may be designated from time to time by the Trust's Board of Trustees) and shares of registered open-end investment companies; and (ii) it does include commodity contracts such as forward foreign currency and futures contracts.

(3) "A security held or to be acquired" means a security which, within the most recent 7 days (i) is or has been held by the Trust; or (ii) is being or has been considered by the Trust, and includes the writing of an option to purchase or sell a security.

(4)  "Beneficial  Ownership"  shall  have the  meaning  ascribed  thereto  under section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Generally, an employee is regarded as having a beneficial interest in those securities held in his or her name, the name of his or her spouse and the names of his or her minor children who reside with him or her. A person may be regarded as having a beneficial interest in the securities held in the name of another person (individual, partnership,

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     corporation,   trust  or  another   entity)  if,  by  reason  of  contract,
     understanding or relationship he or she obtains or may obtain therefrom benefits substantially equivalent to those of ownership.

2.   Prohibitions.
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No Access Person of the Trust:

(a) In connection with the purchase or sale by such person of a security held or to be acquired by the Trust.

     (i)  shall employ any device, scheme or artifice to defraud the trust;
     (ii) make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
     (iii)engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or
     (iv) engage in any manipulative practice with respect to the Trust.

(b) Shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her knowledge at the time of such purchase or sale:

     (i)  is being considered for purchase or sale by the Trust; or
     (ii) is then being purchased or sold by the Trust.

3.   Exempted Transactions.
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     The prohibitions of Section 2 of this Code shall not apply to:

     (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.
     (b) Purchases or sales of securities which are not eligible for purchase or sale by the Trust.
     (c) Purchases or sales which are non-volitional on the part either the Access Person or the Trust.
     (d)  Purchases which are part of an automatic reinvestment plan.
     (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.   Procedural Matters.
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(a)  The Compliance Director of the Trust shall:

     (i) Furnish a copy to each Access Person of the Trust annually so all Access Person may certify that they have read and understood said Code of Ethics and recognize they are subject thereto.
     (ii) Notify each Access Person of his/her obligation to certify annually that he/she has complied with the requirements of this Code of Ethics.
     (iii)Notify each such Access Person of his/her obligations to file reports as provided by Section 5 of this Code.
     (iv) Report to the Board of Trustees the facts contained in any reports filed with the Security pursuant to Section 5 of this Code when any such report indicates that an Access Person engaged in a transaction in a security held or to be acquired by the Trust.
     (v)  Maintain the records required by paragraph (d) of Rule 17j-1.

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5.   Reporting.
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(a)  Every Access Person shall report to the Trust the information  described in
     Section 5(c) of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

(b) A disinterested trustee of the Trust need only report a transaction, he knew or, in the ordinary course of fulfilling his official duties as a trustee of the Trust, should have known that, during the 7-day period immediately preceding the date of the transaction by the trustee, such security was purchased or sold by the Trust or was being considered for purchase or sale by the Trust or its investment advisor.

(c) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

     (i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;
     (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
     (iii)the price at which the transaction was effected; and
     (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

(d) Any such report may contain a statement that the report shall not be constructed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the security to which the report relates.

6.   Violations.
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     Upon being  apprised of facts which  indicate that a violation of this Code may have occurred, the Board of Trustees of the Trust shall determine whether, in their judgment, the conduct being considered did in fact violate the provisions of this Code. If the Board of Trustees determines that a violation of the Code has occurred, the Board may impose such sanctions as it deems appropriate in the circumstances. If the person whose conduct is being considered by the Board is a trustee of the Trust, he/she shall not be eligible to participate in the judgement of the Board as to whether a violation exists or in whether, or to what extent, sanctions should be imposed.